UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-20095 (Commission File Number)	75-2642488 (I.R.S. Employer Identification Number)

1341 W. Mockingbird Lane
Suite 1200 West
Dallas, Texas 75247
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit is furnished as a part of this Current Report on Form 8-K:

     99.1   Consent Solicitation Statement dated November 6, 2003.

Item 9. Regulation FD Disclosure

The information in this Current Report on Form 8-K and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

     Atrium Corporation (the “Parent”), the sole shareholder of Atrium Companies, Inc. (the “Company”), certain security holders of the Parent and a newly formed affiliate of Kenner & Company, Inc. (“KAT Holdings”) have entered into a definitive agreement providing for the acquisition of the Parent, pursuant to which KAT Holdings will merge with and into the Parent with the Parent as the surviving corporation (the “Merger”). On November 6, 2003, in connection with the consummation of the Merger, the Company solicited consents (the “Consent Solicitation”) of the holders of its 10 1/2% Senior Subordinated Notes due 2009 to certain proposed waivers of and amendments to certain provision of the Indenture dated May 17, 1999. A copy of the Consent Solicitation is attached as exhibit 99.1 to this Current Report on Form 8-K.

     Statements in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, the risks associated with the ability to consummate the transactions set forth above, as well as operating risks. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) made over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC

	By:	/s/ Eric W. Long

Eric W. Long Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 6, 2003

EXHIBIT INDEX

Exhibit
Number

99.1	Consent Solicitation Statement dated November 6, 2003.